EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated September 15, 2008, with respect to the consolidated financial statements of Intelligent Living Corp. for the fiscal years ended May 31, 2008 and 2007 incorporated by reference in the filings of the Registration Statement on Form S-8 of Intelligent Living Corp. for its 2006 Stock Option Plan, filed with the Securities and Exchange Commission on May 3, 2006.

/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC

Dated: September 15, 2008